UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2014

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Pierce Place

Itasca, Illinois 60143-3141

(Address of Principal Executive Offices) (Zip Code)

(630) 773-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 16, 2013, Arthur J. Gallagher & Co. (the “Company”) closed the public offering of 21,850,000 shares of its common stock, par value $1.00 per share (the “Shares”), pursuant to a shelf registration statement filed with the U.S. Securities and Exchange Commission on Form S-3 (File No. 333-192437), for an aggregate purchase price of $945,012,500, pursuant to an underwriting agreement, dated April 10, 2014 (the “Underwriting Agreement”), between the Company and Morgan Stanley & Co. LLC, as representative of the several underwriters listed on Schedule I thereto, which agreement is filed herewith as Exhibit 1.1.

The opinion of Gibson, Dunn & Crutcher LLP, relating to the validity of the Shares offered and sold pursuant to the Underwriting Agreement, is filed herewith as Exhibit 5.1.

The foregoing description of the Underwriting Agreement, Shares and other documents relating to this transaction does not purport to be complete and is qualified in its entirety by reference to the full text of these securities and documents, forms or copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated April 10, 2014, by and between Arthur J. Gallagher & Co. and Morgan Stanley & Co. LLC, as representative of the several underwriters listed on Schedule I thereto

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Arthur J. Gallagher & Co.

By:	/s/ Walter D. Bay
Walter D. Bay
Vice President, General Counsel and Secretary

Date: April 16, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 10, 2014, by and between Arthur J. Gallagher & Co. and Morgan Stanley & Co. LLC, as representative of the several underwriters listed on Schedule I thereto

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)